As filed with the Securities and Exchange Commission on October 31, 1997
                                                  Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)




        DELAWARE                                         11-2408943
(State or Other Jurisdiction of
 Incorporation or Organization)            (I.R.S. Employer Identification No.)

                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                                  SASSABY, INC.
                      AMENDED AND RESTATED 1995 STOCK PLAN
                                       AND
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                              (Full Title of Plan)

                              SAUL H. MAGRAM, ESQ.
                                 GENERAL COUNSEL
                         THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 572-4200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            JEFFREY J. WEINBERG, ESQ.
                             WEIL, GOTSHAL & MANGES
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                          Proposed Maximum       Proposed Maximum
  Title of Each Class of Securities to    Amount to be   Offering Price Per     Aggregate Offering     Amount of
              be Registered               Registered(1)       Share(2)               Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01
per share                                    111,544           $41.125                $4,587,247           $1,391.00
================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933. (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.
================================================================================

                                EXPLANATORY NOTE

                  On October 31, 1997, Jungle Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of The Estee Lauder Companies Inc. (the "Company"), was merged (the "Merger") with and into Sassaby, Inc., a Delaware Corporation ("Sassaby"). As a result of such Merger, Sassaby has become a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, certain of the outstanding options issued under each of the Sassaby, Inc. Amended and Restated 1995 Stock Plan and the Sassaby, Inc. Amended and Restated 1997 Stock Option Plan were assumed by the Company. Consequently, such options are no longer exercisable for shares of Sassaby Common Stock, par value $.01 per share, but, instead, constitute options to acquire shares of the Company's Class A Common Stock, par value $.01 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about either the Sassaby, Inc. 1995 Stock Plan or the Sassaby, Inc. 1997 Stock Option Plan and their administrators are available without charge by contacting:

                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200

                           Attention: James Pavlakis,
                           Human Resources Department

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by The Estee Lauder Companies Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on 10-K for the year ended June 30, 1997; and

                  (b) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 8, 1995, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Generally, Section 145 of the General Corporate Law of the State of Delaware (the "GCL") permits a corporation to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. To the extent that person has been successful in any such matter, that person shall be indemnified against expenses actually and reasonably incurred by him. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnify for proper expenses.

                  Section 102(b)(7) of the GCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Company has adopted a provision in its Certificate of Incorporation that provides for such limitation to the full extent permitted under Delaware law.

                  The Company's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

                  The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

               4(a)    -       Form of Restated Certificate of Incorporation
                               (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company's Registration
                               Statement on Form S-1, dated as of November 13,
                               1995 ("Amendment No. 3")).

               4(b)     -      Form of Amended & Restated By-Laws (incorporated
                               by reference to Exhibit 3.2 to Amendment No. 3).

               4(c)     -      Sassaby, Inc. Amended and Restated 1995 Stock
                               Plan.

               4(d)     -      Sassaby, Inc. Amended and Restated 1997 Stock
                               Option Plan.

               5        -      Opinion of Weil, Gotshal & Manges.

               23(a)    -      Consent of Arthur Andersen LLP.

               23(b)    -      Consent of Weil, Gotshal & Manges (included in
                               Exhibit 5).

               24       -      Power of Attorney (included as part of the
                               signature page to this Registration Statement and incorporated herein by reference).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provi- sions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connec- tion with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate juris-diction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31st day of October, 1997.

                                       THE ESTEE LAUDER COMPANIES INC.


                                       By:  /s/  Robert J. Bigler
                                            -----------------------------
                                            Name: Robert J. Bigler
                                            Title: Senior Vice President
                                                   and Chief Financial Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert J. Bigler, Andrew Cavanaugh and Saul H. Magram acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                                        Date
---------                      -----                                        ----

/s/ Leonard A. Lauder          Chairman of the Board of Directors, Chief   October 31, 1997
-------------------------------
Leonard A. Lauder              Executive Officer and Director
                               (Principal Executive Officer)

/s/ Ronald S. Lauder           Director                                    October 31, 1997
-------------------------------
Ronald S. Lauder


/s/ William P. Lauder          Director                                    October 31, 1997
-------------------------------
William P. Lauder


/s/ Fred H. Langhammer         Director                                    October 31, 1997
-------------------------------
Fred H. Langhammer




Signature                          Title                                   Date
---------                          -----                                   ----

/s/ Marshall Rose                  Director                                October 31, 1997
-------------------------------
Marshall Rose


/s/ P. Roy Vagelos                 Director                                October 31, 1997
-------------------------------
P. Roy Vagelos


/s/ Faye Wattleton                 Director                                October 31, 1997
--------------------------------
Faye Wattleton


/s/ Robert J. Bigler               Senior Vice President and               October 31, 1997
-------------------------------
Robert J. Bigler                   Chief Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)

                                  EXHIBIT INDEX


    EXHIBIT NO.                 DESCRIPTION                            PAGE NO.
    ----------                  -----------                            -------

         4(a)       -    Form of Restated Certificate of Incorporation
                         (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company's Registration
                         Statement on Form S-1, dated as of November 13, 1995
                         ("Amendment No. 3")).

         4(b)       -    Form of Amended & Restated By-Laws (incorporated by
                         reference to Exhibit 3.2 to Amendment No. 3).

         4(c)       -    Sassaby, Inc. Amended and Restated 1995 Stock Plan.

         4(d)       -    Sassaby, Inc. Amended and Restated 1997 Stock Option
                         Plan.

         5          -    Opinion of Weil, Gotshal & Manges.

         23(a)      -    Consent of Arthur Andersen LLP.

         23(b)      -    Consent of Weil, Gotshal & Manges (included in
                         Exhibit 5).

         24         -    Power of Attorney (included as part of the
                         signature page to this Registration Statement and incorporated herein by reference).